            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the payer.

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                           GIVE THE
                           SOCIAL SECURITY
                           NUMBER OF
FOR THIS TYPE OF ACCOUNT:
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1.   An individual's       The individual
     account

2.   Two or more           The actual owner of
     individuals (joint    the account or, if
     account)              combined funds, the
                           first individual on
                           the account(1)

3.   Husband and wife      The actual owner of
     (joint account)       the account or, if
                           joint funds, either
                           person(1)

4.   Custodian account of  The minor(2)
     a minor (Uniform
     Gift to Minors Act)

5.   Adult and minor       The adult or, if the
     (joint account)       minor is the only
                           contributor, the
                           minor(1)

6.   Account in the name   The ward, minor, or
     of guardian or        incompetent
     committee for a       person(3)
     designated ward,
     minor, or
     incompetent person

7.   a. The usual          The
     revocable savings     grantor-trustee(1)
     trust account (in
     which grantor is
     also trustee)

     b. So-called "trust" The actual owner(1) account that is not a legal or valid trust under State law

8.   Sole proprietorship   The owner(4)
     account
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                           GIVE THE
                           EMPLOYER
                           IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:  NUMBER OF
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9.   A valid trust,        Legal entity (do not
     estate, or pension    furnish the
                           identifying number
                           of the personal
                           representative or
                           trustee unless the
                           legal entity itself
                           is not designated in
                           the account
                           title)(5)

10.  Corporate account     The corporation

11.  Religious,            The organization
     charitable, or
     educational
     organization account

12.  Partnership account   The partnership
     held in the name of
     the business

13.  Association, club or  The organization
     other tax-exempt
     organization

14.  A broker or           The broker or
     registered nominee    nominee

15.  Account with the      The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments.

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner, or the business or "doing business as" name. Either the social security number or the employer identification number of the owner may be used.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer(1)s trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenants bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICES. Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBERS.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                      FOR ADDITIONAL INFORMATION, CONTACT
                      YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE.